                                                     [DRAFT of July 19, 1996]

                                 $100,000,000


                            COSTILLA ENERGY, INC.

                            ____% NOTES DUE 2006


                           UNDERWRITING AGREEMENT


                                                       ___________  ___, 1996



NationsBanc Capital Markets, Inc.
Prudential Securities Incorporated
c/o NationsBanc Capital Markets, Inc.
NationsBank Corporate Center
100 North Tryon Street
Charlotte, North Carolina 28255

Dear Sirs:

     SECTION 1. INTRODUCTORY. Costilla Energy, Inc., a Delaware corporation (the "Company"), confirms its agreement with the several Underwriters named in Schedule I hereto (the "Underwriters"), to issue and sell $100,000,000 principal amount of its ____% Notes due 2006 (the "Notes"). The Notes are to be issued pursuant to the provisions of an indenture dated as of _____________, 1996 (the "Indenture") between the Company and
___________________, as trustee (the "Trustee").   As provided in the
Indenture, the Notes are to be fully and unconditionally guaranteed on a subordinated basis pursuant to guarantees (the "Subsidiary Guarantees") of the Company's subsidiaries (the "Subsidiary Guarantors"). It is understood and agreed to by all parties hereof that, prior to the Closing Date (as hereinafter defined), the Company will issue in a public offering __________ shares of its common stock (the "Stock Offering"). Each of the Company and the Subsidiary Guarantors hereby agrees with the Underwriters as follows:

     SECTION 2. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE COMPANY. The Company and the Subsidiary Guarantors, jointly and severally, represent and warrant to, and agree with, the several Underwriters that:

          (a)      A registration statement on Form S-1 (File No.
     333-________) with respect to the Notes (i) has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations (the "Rules


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     and Regulations") of the Securities and Exchange Commission (the
     "Commission") thereunder, (ii) has been filed with the Commission under the Act and (iii) either has become effective under the Act and is not proposed to be amended or is proposed to be amended by amendment or post-effective amendment. If the Company does not propose to amend such registration statement and if any post-effective amendment to such registration statement has been filed with the Commission prior to the execution and delivery of this Agreement, the most recent such amendment has been declared effective by the Commission. Copies of such registration statement as amended to date have been delivered by the Company to you. For purposes of this Agreement, "Effective Time" means the date and the time as of which such registration statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission; "Effective Date" means the date of the Effective Time; "Preliminary Prospectus" means each prospectus included in such registration statement, or amendments thereof, before it became effective under the Act and any prospectus filed with the Commission by the Company with the consent of the Underwriters pursuant to Rule 424(a) of the Rules and Regulations prior to the filing of the Prospectus; "Registration Statement" means such registration statement, as amended at the Effective Time, including any documents incorporated by reference therein and, if the Effective Date is on or before the date of this Agreement, all information contained in the final prospectus filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations ("Rule 424(b)") in accordance with Section 5(a) hereof and deemed to be a part thereof as of the Effective Time pursuant to the Rules and Regulations; "Prospectus" means the form of prospectus relating to the Notes, as first used to confirm sales of the Notes; and "described in the Prospectus" or "disclosed in the Prospectus" means described or disclosed, as applicable, in the Prospectus. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus.

          (b) At the Effective Time and at all times subsequent thereto up to the Closing Date hereinafter mentioned, the Registration Statement and the Prospectus, and any amendments or supplements thereto, conform in all material respects with the requirements of the Act and the Rules and Regulations, and at the Effective Time the Registration Statement did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus, as amended or supplemented at the Closing Date, if applicable, did not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein, in the light of the circumstances under which they were made, not misleading; except that the foregoing does not apply to (i) that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of 1939, as amended (the "1939 Act"), of the Trustee, and (ii) statements or omissions in the Registration Statement or the Prospectus, as amended or supplemented if applicable, based upon written information furnished to the Company by any Underwriter through you specifically for use therein.

          (c) The consolidated financial statements included in the Registration Statement and Prospectus present fairly the consolidated financial position of the Company and its consolidated subsidiaries as at the dates indicated and the results of their operations and the


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     changes in their consolidated financial position for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved, except as indicated therein; and the supporting schedules included in the Registration Statement present fairly the information required to be stated therein. The pro forma financial statements set forth in the Registration Statement and the Prospectus (the "pro forma financial statements") have been prepared in accordance with the applicable accounting requirements of Rule 11-02 of Regulation S-X; the pro forma adjustments reflected in the pro forma financial statements have been properly applied to the historical amounts in the compilation of such statements; and the assumptions used in the preparation of the pro forma financial statements are, in the opinion of the Company, reasonable.

          (d) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (i) there has been no material adverse change in the condition, financial or otherwise, earnings, affairs or business prospects of the Company and its subsidiaries considered as a whole, whether or not arising in the ordinary course of business and (ii) there have been no material transactions entered into by the Company or any of its subsidiaries other than those in the ordinary course of business.

          (e) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which it owns or leases properties or in which the conduct of its business requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries considered as a whole.

          (f) Each of the subsidiaries of the Company has been duly incorporated or organized and is validly existing as a corporation or limited liability company in good standing under the laws of the jurisdiction of its formation, has corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and is duly qualified as a foreign corporation or limited liability company to transact business and is in good standing in each jurisdiction in which it owns or leases properties or in which the conduct of its business requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries considered as a whole; all of the issued and outstanding capital stock or other equity interest of each subsidiary has been duly authorized and validly issued and is fully paid and nonassessable, and all such capital stock or other equity interest of each subsidiary is owned by the Company, directly or through subsidiaries, free and clear of any mortgage, pledge, lien, encumbrance, claim or equity.

          (g) Neither the Company nor any of its subsidiaries is (i) in violation of its or any of their charters or by-laws or other organizational documents or (ii) in default in the


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     performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it or any of them is a party or by which it or any of them or their properties may be bound except to the extent that such default would not have a material adverse effect on the Company and its subsidiaries considered as a whole; no consent, approval, authorization or order of any court or governmental authority or agency is required for the consummation by the Company of the transactions contemplated by this Agreement, except such as may be required under the Act, the 1939 Act, the Rules and Regulations or state securities or Blue Sky laws; and the execution and delivery of this Agreement, the Indenture and the Notes and the consummation of the transactions contemplated herein and therein will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any material contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of or conflict with the provisions of the charter or by-laws of the Company or any law, administrative regulation or administrative or court decree.

          (h) The Company and its subsidiaries possess adequate certificates, authorities, licenses or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authority, license or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially adversely affect the condition, financial or otherwise, earnings, affairs or business prospects of the Company and its subsidiaries considered as a whole.

          (i) Except as set forth in the Prospectus, there is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries, which might result in any material adverse change in the condition, financial or otherwise, earnings, affairs or business prospects of the Company and its subsidiaries considered as a whole, or might materially and adversely affect the properties or assets thereof or might materially and adversely affect the offering of the Notes; and there are no material contracts or other documents which are required to be filed as exhibits to the Registration Statement by the Act or by the Rules and Regulations which have not been so filed.

          (j) The Company and each of its subsidiaries has good and defensible title to all property and assets owned by it and necessary in the conduct of the business of the Company or such subsidiary in each case free and clear of all liens, encumbrances and defects except (i) such as are referred to in the Prospectus or (ii) such as do not materially adversely affect the value of such property to the Company or such subsidiary, and do not interfere with the use made and proposed to be made of such property by the Company or such subsidiary to


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     an extent that such interference would have a material adverse effect on the Company or such subsidiary.

          (k) This Agreement has been duly authorized, executed and delivered by the Company and each of the Subsidiary Guarantors and is a valid and binding agreement of the Company and each of the Subsidiary Guarantors (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect and to general equitable principles), except as rights to indemnity hereunder may be limited by applicable law.

          (l) The Indenture has been duly authorized, executed and delivered by the Company and each of the Subsidiary Guarantors and duly qualified under the 1939 Act, and constitutes a legal, valid and binding instrument enforceable against the Company and each of the Subsidiary Guarantors in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect and to general equitable principles).

          (m) The Notes have been duly and validly authorized by the Company for issuance and sale to the Underwriters pursuant to this Agreement and, when executed by the Company and authenticated by the Trustee in accordance with the Indenture and delivered to the Underwriters against payment therefor in accordance with the terms hereof, will have been validly issued and delivered, free of any preemptive or similar rights, and will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect and to general equitable principles). The Notes conform, or will conform, to the description thereof in the Registration Statement and the Prospectus. Neither the filing of the Registration Statement nor the offering or sale of the Notes as contemplated by this Agreement gives rise to any rights, other than those which have been duly waived or satisfied, for or relating to the registration of any securities of the Company. The capitalization of the Company as of the date of the most recent balance sheet included in the Prospectus is as set forth in the Prospectus. The Company has all requisite corporate power and authority to issue, sell, and deliver the Notes in accordance with and upon the terms and conditions set forth in this Agreement and in the Registration Statement and Prospectus. All corporate action required to be taken by the Company for the authorization, issuance, sale and delivery of the Notes to be sold by the Company hereunder has been validly and sufficiently taken.

          (n) The Subsidiary Guarantees have been duly and validly authorized by the Subsidiary Guarantors, and, when executed and endorsed upon the Notes and delivered in accordance with the terms of the Indenture, such Subsidiary Guarantees will be valid and binding obligations of the Subsidiary Guarantors, enforceable against the Subsidiary Guarantors in accordance with their terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting


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     creditors' rights generally from time to time in effect and to general equitable principles); the issuances of the Subsidiary Guarantees are not subject to preemptive or other similar rights to subscribe to or purchase the same arising by operation of law or under the charter, bylaws or other organizational documents of any of the Subsidiary Guarantors or otherwise; the form of notation to be set forth on each Note to evidence the Subsidiary Guarantees will be in the form contemplated by the Indenture; and the Subsidiary Guarantees conform in all material respects to the description thereof contained in the Registration Statement and the Prospectus. The issuance and performance of the Subsidiary Guarantees and the consummation of the other transactions contemplated herein and therein, and compliance by the Subsidiary Guarantors with their respective obligations hereunder and thereunder, have been duly and validly authorized by all necessary corporate or partnership action on the part of each of the Subsidiary Guarantors.

          (o) KPMG Peat Marwick, LLP and Elms Faris & Company, who have certified certain financial statements of the Company and its subsidiaries, are independent public accountants within the meaning of the Securities Act and the rules and regulations thereunder.

          (p) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (q) Neither the Company nor any of its subsidiaries is now or, after giving effect to the issuance of the Notes and the Subsidiary Guarantees, will be (i) insolvent, (ii) left with unreasonably small capital, on a pro forma basis, with which to engage in its anticipated businesses or (iii) incurring debts beyond its ability to pay such debts as they become due.

          (r) The Company and its subsidiaries own or otherwise possess the right to use all patents, trademarks, service marks, trade names and copyrights, all applications and registrations for each of the foregoing, and all other proprietary rights and confidential information used in the conduct of their respective businesses as currently conducted; and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware, of any infringement of or conflict with the rights of any third party with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a material adverse effect on the Company.

          (s) The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither the Company nor


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     any of its subsidiaries have been refused any insurance coverage sought or applied for; and neither the Company nor any of its subsidiaries have any reason to believe that they will not be able to renew their existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect on the Company.

          (t) The Company has complied and will comply with all the provisions of Section 517.075, Florida Statutes (Chapter 92-198, Laws of Florida) and all regulations promulgated thereunder relating to issuers doing business in Cuba.

          (u) There are no contracts or other documents which are required to be described in the Prospectus or filed as exhibits to the Registration Statement by the Act or by the Rules and Regulations which have not been described in the Prospectus or filed as exhibits to the Registration Statement or incorporated therein by reference as permitted by the Rules and Regulations.

          (v) There has been no storage, disposal, generation, manufacture, refinement, transportation, handling or treatment of toxic wastes, medical wastes, hazardous wastes or hazardous substances by the Company or any of its subsidiaries (or, to the knowledge of the Company, any of their predecessors in interest) at, upon or from any of the property now or previously owned or leased by the Company or its subsidiaries in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, or which would require remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for any violation or remedial action which would not have, or could not be reasonably likely to have, singularly or in the aggregate with all such violations and remedial actions, a material adverse effect on the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries; there has been no material spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto such property or into the environment surrounding such property of any toxic wastes, medical wastes, solid wastes, hazardous wastes or hazardous substances due to or caused by the Company or any of its subsidiaries or with respect to which the Company or any of its subsidiaries have knowledge, except for any such spill, discharge, leak, emission, injection, escape, dumping or release which would not have or would not be reasonably likely to have, singularly or in the aggregate with all such spills, discharges, leaks, emissions, injections, escapes, dumpings and releases, a material adverse effect on the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries; and the terms "hazardous wastes," "toxic wastes," "hazardous substances" and "medical wastes" shall have the meanings specified in any applicable local, state, federal and foreign laws or regulations with respect to environmental protection.

     SECTION 3. PURCHASE, SALE AND DELIVERY OF NOTES. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to


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purchase from the Company at a purchase price of _______% of the principal amount per Note (the "purchase price per Note"), plus accrued interest, if any, from _________, 1996 to the date of payment and delivery, the respective principal amount of Notes set forth opposite such Underwriter's name in
Schedule I hereto.

     Delivery of and payment for the Notes shall be made at __________ a.m. New York City time, on __________, 1996, or such later date (not later than __________, 1996) as you shall designate, which date and time may be postponed by agreement between you and the Company or as provided in Section 11 hereof (such date and time of delivery and payment for the Notes being herein called the "Closing Date"). Delivery of the Notes shall be made to you for the respective accounts of the Underwriters against payment by the Underwriters through you of the purchase price thereof to or upon the order of the Company by certified or official bank check or checks payable in immediately available funds; PROVIDED, that the amount of such payment shall be reduced by one days' interest on the amount of gross proceeds at the Underwriters' cost of borrowing such funds plus any other expenses associated with such payment of immediately available funds. Delivery of the Notes shall be made at such location as you shall reasonably designate at least one business day in advance of the Closing Date and payment for the Notes shall be made at the office of Baker & Botts, L.L.P. ("Counsel for the Underwriters"), One Shell Plaza, 910 Louisiana, Houston, Texas 77002.

     The Company, Prudential Securities Incorporated (the "Independent Underwriter") and the other Underwriter agree to comply in all material respects with all of the requirements of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. ("Rule 2720") applicable to them in connection with the offering and sale of the Notes. The Company agrees to cooperate with Underwriters, to enable the Underwriters to comply with Rule 2720 and the Independent Underwriter to perform the services contemplated by this Agreement.

     The Independent Underwriter hereby consents to the references to it as set forth under the caption "Underwriting" in the Prospectus.

     SECTION 4. OFFERING BY UNDERWRITERS. The several Underwriters will offer the Notes for sale to the public on the terms as set forth in the Prospectus.

     SECTION 5. COVENANTS OF THE COMPANY. The Company covenants and agrees with the each Underwriter that:

          (a) The Company will advise you promptly of any proposal to amend or supplement the registration statement as filed, or the related prospectus, prior to the effectiveness of the Registration Statement, and will not effect such amendment or supplement without your consent, which will not be unreasonably withheld; the Company will also advise you promptly of the filing or effectiveness of any amendment or supplement to the Registration Statement or the Prospectus, the receipt of any comments from the Commission with respect to the Registration Statement or the Prospectus or any amendment or supplement thereto, and of receipt of notification of the institution by the Commission or any state of any stop order proceedings in respect of the Registration Statement or the initiation or threatening of any proceeding for such purpose, and will use every reasonable


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     effort to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued. The Company will also notify you promptly of any request by the Commission for any amendment of or supplement to the Registration Statement or the Prospectus or for additional information; the Company will prepare and file with the Commission, promptly upon your request, any amendments or supplements to the Registration Statement or the Prospectus which, in your opinion, may be necessary or advisable in connection with the distribution of the Notes; and the Company will not file any amendment or supplement to the Registration Statement or the Prospectus or file any document under the Exchange Act before the termination of the offering of the Notes by the Underwriters if such document would be deemed to be incorporated by reference into the Prospectus, which filing is not consented to by the Underwriters after reasonable notice thereof, such consent not to be unreasonably withheld or delayed.

          (b) If, during such period of time after the first date of the public offering of the Notes as in the opinion of counsel for the Underwriters a prospectus relating to the Notes is required by law to be delivered in connection with sales by an Underwriter or dealer, any event occurs as a result of which the Prospectus as then amended or supplemented would, in the judgment of the Underwriters and their counsel, include an untrue statement of a material fact, or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act or any other law, subject to the requirements of paragraph (a) of this Section 5, the Company promptly will prepare and file with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance and will notify you of such filing, and will prepare and provide to the Underwriters pursuant to paragraph (c) of this Section 5, an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance.

          (c) The Company will make generally available to the Company's security holders as soon as practicable an earning statement covering the twelve month period ending September 30, 1997, that satisfies the provisions of Section 11(a) of the Act and the Rules and Regulations including, without limitation, Rule 158.

          (d) The Company will deliver to you, free of charge, (i) as many signed and conformed copies of the Registration Statement (as originally filed) and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) and of the Prospectus as you may reasonably request and (ii) a conformed copy of the Registration Statement and each amendment thereto for each of the Underwriters and will also deliver to each Underwriter, free of charge, during the period referred to in paragraph (b) of this Section 5, as many copies of the Prospectus and any amendments and supplements thereto as such Underwriter may reasonably request.

          (e) The Company will arrange to qualify the Notes for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Underwriters may designate, and will maintain such qualifications in effect for as long as

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     may be required for the distribution of the Notes.  The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Notes have been qualified as above provided.

          (f) During the period of five years hereafter, the Company will furnish to you and upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year, and the Company will furnish to you (i) as soon as available, a copy of each report or definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to stockholders, and (ii) from time to time, such other information concerning the Company as you may reasonably request.

          (g) Until the termination of the offering of the Notes, the Company shall timely file all documents and amendments to previously filed documents required to be filed by it pursuant to Section 12, 13, 14 or 15(d) of the Exchange Act.

          (h) The Company shall apply the net proceeds from the sale of the Notes as set forth in the Prospectus.

          (i) The Company will cooperate with you and use its best efforts to permit the Notes to be eligible for clearance and settlement through The Depository Trust Company.

          (j) The Company will not, until [_____] days following the Closing Date, without your prior written consent, offer, sell or contract to sell in a public offering, or otherwise dispose of in a public offering, directly or indirectly, or announce the public offering of, any debt securities issued or guaranteed by the Company (other than the Notes).

     SECTION 6. CONDITIONS OF THE OBLIGATIONS OF THE UNDERWRITERS. The obligations of the several Underwriters to purchase and pay for the Notes on the Closing Date will be subject to the accuracy of the representations and warranties on the part of the Company herein as of the date hereof and as of the Closing Date with the same force and effect as if made as of that date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

          (a) The Registration Statement shall have become effective (or if a post-effective amendment is required to be filed under the Act, such post-effective amendment shall have become effective) not later than 5:00 p.m., New York time, on the date of this Agreement, or such later time or date as shall have been consented to by you; and prior to the Closing Date no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted, or to the knowledge of the Company or you, shall be contemplated by the Commission.

          (b) You shall not have advised the Company that the Registration Statement or Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact or omits to state a fact which, you have concluded, is material and in the case of an omission is required to be stated therein or is necessary to make the statements therein not misleading.

              (c) You shall have received a favorable opinion of Cotton, Bledsoe, Tighe & Dawson, a Professional Corporation ("Counsel for the Company"), dated the Closing Date to the effect that:

                   (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of Delaware with full corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement; and the Company is duly qualified as a foreign corporation to transact business and, to the best of such counsel's knowledge and information, is in good standing in each jurisdiction which requires such qualification wherein it owns or leases material properties or conducts material business except where the failure to so qualify would not have a material adverse effect on the properties, prospects, condition (financial or otherwise) or results of operations of the Company and its subsidiaries taken as a whole.

                   (ii) Each of the subsidiaries of the Company has been duly incorporated or organized and is validly existing as a corporation or limited liability company in good standing under the laws of the jurisdiction of its formation, has corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement, and, to the best of such counsel's knowledge and information, is duly qualified as a foreign corporation or limited liability company to transact business and is in good standing in each jurisdiction which requires such qualification wherein it owns or leases material properties or conducts material business except where the failure to so qualify would not have a material adverse effect on the properties, prospects, condition (financial or otherwise) or results of operations of the Company and its subsidiaries taken as a whole; all of the issued and outstanding capital stock or other equity interest of each subsidiary has been duly authorized and validly issued and is fully paid and non-assessable, and, except as otherwise set forth in the Registration Statement, all of such capital stock or other equity interest, to the best of such counsel's knowledge and information, is owned by the Company, directly or indirectly, free and clear of any mortgage, pledge, lien, encumbrance, claim or equity.

                   (iii) All of the outstanding shares of capital stock of the
              Company have been duly authorized and are validly issued, fully paid and nonassessable. To the best of such counsel's knowledge, neither the filing of the Registration Statement nor the offering or sale of the Notes as contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any securities of the Company or any of its subsidiaries, and, to the best of such counsel's knowledge, no person or entity (other than the Underwriters) has the right, contractual or otherwise, to cause the Company to sell or otherwise issue to such person or entity, or permit such person or entity to underwrite the sale of, any of the Notes. The authorized equity capitalization of the Company as of the date of the most recent balance sheet included or incorporated by reference in the Prospectus is as set forth in the Prospectus, and the Notes conform as to legal matters to the description thereof contained in the Prospectus. The Company has all requisite corporate power and authority to issue, sell and deliver the Notes in accordance with and upon the terms and conditions set forth in this Agreement and in the Registration Statement and Prospectus.

                   (iv) This Agreement has been duly authorized, executed and delivered by the Company and each of the Subsidiary Guarantors.

                   (v) The Indenture has been duly authorized, executed and delivered by the Company and each of the Subsidiary Guarantors and duly qualified under the 1939 Act, and constitutes a legal, valid and binding instrument enforceable against the Company and each of the Subsidiary Guarantors in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect and to general equitable principles).

                   (vi) The Notes have been duly and validly authorized and,
              when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters pursuant to this Agreement, will constitute legal, valid and binding obligations of the Company entitled to the benefits of the Indenture (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect and to general equitable principles); and the statements set forth under the heading "Description of Notes" in the Prospectus, insofar as such statements purport to summarize certain provisions of the Notes and the Indenture, provide a fair summary of such provisions.

                   (vii) The Subsidiary Guarantees have been duly and validly authorized and executed by the Subsidiary Guarantors, and, when delivered in accordance with the terms of this Agreement, such Subsidiary Guarantees will have been validly issued and delivered and will constitute valid and binding obligations of the Subsidiary Guarantors, enforceable against the Subsidiary Guarantors in accordance with their terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect and to general equitable principles).

                   (viii) The Registration Statement is effective under the
              Act and, to the best of such counsel's knowledge and information, no stop order suspending the effectiveness of the Registration Statement has been issued under the Act or proceedings therefor initiated or threatened by the Commission. All required filings by the Company under Rule 424(b) of the Rules and Regulations have been timely made.

                   (ix) Statements set forth in the Prospectus under the
              headings "Business and Properties--Regulation" and "Description of Notes," in the Registration Statement, insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein fairly present the information called for with respect to such legal matters, documents and proceedings.

                   (x) No consent, approval, authorization or order of any court or governmental authority or agency is required in connection with the transactions contemplated by this Agreement, except such as may be required under the Act, the 1939 Act, the Rules and Regulations or state securities or Blue Sky laws and such other approvals (specified in such opinion) as have been obtained; and, to the best of such counsel's knowledge and information, the execution and delivery of this Agreement, the Notes and the Indenture and the consummation of the transactions contemplated herein will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; nor will such action result in any violation of the provisions of the charter or by-laws of the Company, or any law, administrative regulation or administrative or court decree.

                   (xi) After due inquiry, such counsel does not know of any
              legal or governmental proceeding pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company is subject that is required to be described in the Registration Statement or the Prospectus and is not so described or of any contract or other document that is required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that is not so described or filed as required.

                   (xii) The Registration Statement and the Prospectus and
              any further amendments or supplements thereto made by the Company at the time the Registration Statement and each amendment thereto became effective (except that no opinion need be expressed as to the financial statements or notes thereto and other financial and statistical data contained therein) and the Form T-1 complied as to form in all material respects with the applicable requirements of the Act and the Rules and Regulations and the 1939 Act and the rules and regulations thereunder.

              Such opinion shall also contain a statement that such counsel has no reason to believe that (i) the Registration Statement, as of the Effective Time, or any amendment thereto (other than the engineering data, financial statements and notes thereto and the other engineering, financial and statistical data contained therein, as to which such counsel need not comment), at the time it became effective, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, or (ii) the Prospectus or any supplement or amendment thereto (other than the engineering data, financial statements and notes thereto and the other engineering, financial and statistical data contained therein, as to which such counsel need not comment), on such Closing Date or at the time such Prospectus or supplement or amendment thereto was issued contains or contained any untrue statement of a material fact or omits or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         (d) You shall have received from Counsel for the Underwriters such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Notes, the Registration Statement and Prospectus (as amended or supplemented at the Closing Date) and other related matters as the Underwriters may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

         (e) At the Closing Date there shall not have been, since the date of this Agreement or since the respective dates as of which information is given in the Registration Statement, any material adverse change in the condition, financial or otherwise, earnings, business affairs or business prospects of the Company and its subsidiaries considered as a whole, whether or not arising in the ordinary course of business, except as set forth in or contemplated by the Prospectus (exclusive of any amendment or supplement thereto), and you shall have received a certificate of the Company, signed by the Chairman of the Board or the President and the principal financial or accounting officer of the Company, dated the Closing Date, to the foregoing effect, to the effect that the signers of such certificate have carefully examined the Prospectus, any amendment or supplement to the Prospectus and this Agreement, and to the further effect that (i) the representations and warranties of the Company contained in this Agreement are true and correct on and as of the Closing Date with the same force and effect as though expressly made on and as of the Closing Date, (ii) the Company has performed or complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date and (iii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or threatened by the Commission or any state.

         (f) You shall have received from KPMG Peat Marwick, LLP, independent public accountants, two letters, the first delivered concurrently with the execution of, and dated the date of, this Agreement and the other dated the Closing Date, addressed to the Underwriters (with conformed copies for each of the Underwriters), in form and substance satisfactory to you, to the effect that:

              (i) They are independent public accountants with respect to the Company and its subsidiaries within the meaning of the Act and the Rules and Regulations.

              (ii) In their opinion, the consolidated financial statements and supporting schedules of the Company and its subsidiaries and of the properties acquired by the Company in certain material transactions in 1995 and 1996 examined by them and included or incorporated by reference in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the Rules and Regulations with respect to registration statements on Form S-1 and the Exchange Act and the rules and regulations promulgated thereunder (the "Exchange Act Regulations").

              (iii) They have performed specified procedures, not constituting an audit, including a reading of the latest available interim financial statements of the Company and its indicated subsidiaries, a reading of the minute books of the Company and such subsidiaries since the end of the most recent fiscal year with respect to which an audit report has been issued, inquiries of and discussions with certain officials of the Company and such subsidiaries responsible for financial and accounting matters with respect to the unaudited consolidated financial statements included in the Registration Statement and Prospectus and the latest available interim unaudited financial statements of the Company and its subsidiaries in accordance with Statement of Financial Accounting Standards No. 71, and such other inquiries and procedures as may be specified in such letters, and on the basis of such inquiries and procedures nothing came to their attention that caused them to believe that: (A) the unaudited consolidated financial statements of the Company and its subsidiaries included in the Registration Statement and Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act and the Exchange Act Regulations or were not fairly presented in conformity with generally accepted accounting principles in the United States applied on a basis substantially consistent with that of the audited financial statements included or incorporated by reference therein, or (B) at a specified date not more than five days prior to the date of such letters, there was any change in the consolidated capital stock or any increase in consolidated long-term debt of the Company and its subsidiaries or any decrease in the consolidated net current assets or members' capital of the Company and its subsidiaries or any increases or decreases in any other items specified by the Underwriters, in each case as compared with the amounts shown on the most recent balance sheet of the Company and its subsidiaries included or incorporated by reference in the Registration Statement and Prospectus or, during the period from the date of such balance sheet to a specified date not more than five days prior to the date of such letters, there were any decreases, as compared with the corresponding period in the preceding year, in consolidated net revenues or the total or per share amounts of consolidated net income of the Company and its subsidiaries or any increases or decreases in any other items specified by the Underwriters, except in each such case as set forth in or contemplated by the Registration Statement and Prospectus or except for such exceptions enumerated in such letters as shall have been agreed to by the Underwriters and the Company.

              (iv) In addition to the examination referred to in their report included or incorporated by reference in the Registration Statement and the Prospectus, and the specified procedures referred to in clause
         (iii) above, they have carried out certain other specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information which are included in the Registration Statement and Prospectus and which are specified by the Underwriters, and have found such amounts, percentages and financial information to be in agreement with the relevant accounting and financial records of the Company and its subsidiaries identified in such letters.

              (v) On the basis of a reading of the unaudited pro forma financial statements included in the Registration Statement and Prospectus; carrying out certain specified procedures; inquiries of certain officials of the Company and Parker & Parsley Development L.P. and its affiliates who have responsibility for financial and accounting matters; and proving the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in the pro forma financial statements, nothing came to their attention which caused them to believe that the pro forma financial statements do not comply in form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X or that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of such statements.

         (g) At the Closing Date, counsel for the Underwriters shall have been furnished with such other documents and opinions as they may reasonably require.

         (h) At the time of the Closing, the Notes shall have a rating of at least _____ by Moody's Investors Service, Inc. and _____ by Standard & Poor's Rating Service, and the Company shall have delivered to the Underwriters a letter, dated the Closing Date, from each such rating agency or other evidence satisfactory to the Underwriters, confirming such ratings. Since the Effective Date, there shall not have occurred any downgrading with respect to any debt securities of the Company or any of its Subsidiaries by any "nationally recognized statistical rating organization" as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act or any public announcement that any such organization has under surveillance or review its rating of any such debt securities (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading of such rating).

         (i) On or prior to the Closing Date, the closing contemplated pursuant to the Stock Offering shall have occurred.

     All such opinions, certificates, letters and documents shall be in compliance with the provisions hereof only if they are satisfactory in form and substance to you and to counsel for the Underwriters. The Company shall furnish to you conformed copies of such opinions, certificates, letters and other documents in such number as you shall reasonably request. If any of the conditions specified in this Section 6 shall not have been fulfilled when and as required by this Agreement, this

Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date, by you. Any such cancellation shall be without liability of the Underwriters to the Company. Notice of such cancellation shall be given to the Company in writing, or by telegraph or telephone and confirmed in writing.

     SECTION 7. PAYMENT OF EXPENSES. The Company will pay all costs, expenses, fees and taxes incident to (i) the preparation by the Company, printing, filing and distribution under the Act of the Registration Statement (including financial statements and exhibits), the Prospectus, each preliminary prospectus and all amendments and supplements to any of them prior to or during the period specified in Section 5(b) (including, without limitation, the deliveries thereof pursuant to Section 5(d)), (ii) the preparation, printing (including word processing and duplication costs) and delivery of this Agreement, the Indenture, the Statement of Eligibility and Qualification of the Trustee on Form T-1, Preliminary and Supplemental Blue Sky Memoranda, the Notes and all other agreements, memoranda, correspondence and other documents printed and delivered in connection with the offering of the Notes, (iii) the registration with the Commission and the issuance by the Company of the Notes (iv) the registration or qualification of the Notes for offer and sale under the securities or Blue Sky laws of the several states as described in Section 5(e) (including the reasonable fees and disbursements of your counsel relating to such registration or qualification), (v) any fees or expenses relating to the use of book-entry notes, (vi) the fees, costs and charges of the Trustee, including the fees and disbursements of counsel for the Trustee, (vii) the fees and expenses of rating agencies, and (viii) all other costs and expenses incident to the performance by the Company of its other obligations under this Agreement.

     If the sale of the Notes provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of default by any of the Underwriters in payment for the Notes on the Closing Date, the Company will reimburse the Underwriters severally upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Notes.

         SECTION 8. INDEMNIFICATION AND CONTRIBUTION. (a) The Company and each of the Subsidiary Guarantors, jointly and severally, agree to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or
     Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities or judgments (including without limiting the foregoing the reasonable legal and other expenses incurred in connection with investigating or defending any action, suit or proceeding or any claim asserted) arising out of or based upon any untrue statement or alleged untrue statement in Section 2 hereof or any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus or any preliminary prospectus or in any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished in writing to the Company by any Underwriter through you expressly for use therein; and shall reimburse each Underwriter promptly after receipt of invoices from such Underwriter for any legal or other expenses as reasonably incurred by such Underwriter in connection with investigating, preparing to defend or defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action, notwithstanding the possibility that payments for such expenses might later be held to be improper, in which case such payments shall be promptly refunded. This indemnity agreement will be in addition to any liability which the Company may otherwise have to the persons referred to above in this Section 8(a).

         (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each of the Subsidiary Guarantors, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through you specifically for inclusion in the Registration Statement, the Prospectus, any amendment or supplement thereto, or any preliminary prospectus.

         (c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party
     (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expense or any separate counsel retained by the indemnified party or parties except as set forth below); PROVIDED, HOWEVER, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party,
     (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

         (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Underwriters agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Company and the Subsidiary Guarantors on the one hand and one or more of the Underwriters on the other hand may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and by the Underwriters from the offering of the Notes; PROVIDED, HOWEVER, that in no case shall any Underwriter (except as may be provided in any agreement among the Underwriters relating to the offering of the Notes) be responsible for any amount in excess of the purchase discount or commission applicable to the Notes purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Subsidiary Guarantors on the one hand and the Underwriters on the other hand shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and of the Underwriters in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company and the Subsidiary Guarantors shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses), and benefits received by the Underwriters shall be deemed to be equal to the total purchase discounts and commissions received by the Underwriters from the Company in connection with the purchase of the Notes hereunder. Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the Company or the Underwriters. The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take into account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or Exchange Act and each officer and director of the

     Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

         (e) The Company and each of the Subsidiary Guarantors also agrees to indemnify and hold harmless Prudential Securities Incorporated and each person, if any, who controls Prudential Securities Incorporated within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and judgments incurred as a result of Prudential Securities Incorporated's participation as a "qualified independent underwriter" within the meaning of Section b(15) of Rule 2720 in connection with the offering of the Notes, except for any losses, claims, damages, liabilities and judgments resulting from Prudential Securities Incorporated's, or such controlling person's, willful misconduct or gross negligence.

         SECTION 9. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriters or the Company or any of the officers, directors or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

         SECTION 10. EFFECTIVENESS OF AGREEMENT AND TERMINATION. This Agreement shall become effective upon later of (x) execution and delivery hereof by the parties hereto and (y) release of notification of the effectiveness of the Registration Statement by the Commission.

         This Agreement may be terminated for any reason at any time prior to the Closing Date by NationsBanc Capital Markets, Inc., in its absolute discretion, upon the giving of written notice of such termination to the Company, if at or prior to the Closing Date (i) the Company shall have failed, refused or been unable to perform any agreement on its part to be performed hereunder, (ii) any other condition of the Underwriters' obligation hereunder is not fulfilled, (iii) there has been, since the respective dates as of which information is given in the Registration Statement, any material adverse change in the condition, financial or otherwise, earnings, business affairs or business prospects of the Company and its subsidiaries considered as a whole, whether or not arising in the ordinary course of business, (iv) there has occurred any outbreak or escalation of hostilities or other calamity or crisis or material change in existing financial, political, economic or securities market conditions, the effect of which is such as to make it, in the judgment of NationsBanc Capital Markets, Inc., impracticable or inadvisable to market the Notes in the manner contemplated in the Prospectus or enforce contracts for the sale of the Notes, (v) reporting of bid and asked prices has been suspended by the Commission or by the National Association of Securities Dealers, Inc. or trading generally on either the American Stock Exchange or the New York Stock Exchange has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said exchanges or by order of the Commission or any other governmental authority, or if a banking moratorium has been declared by Federal, New York or Delaware authorities or
(vi) if there shall have come to the attention of the Underwriters any facts that would cause the Underwriters to believe that the Prospectus, at the time it was required to be delivered to a purchaser of Notes, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time of such delivery, not misleading. In the event of any such termination, the provisions of Section 7, the indemnity agreement and contribution provisions set forth in Section 8, and the provisions of Sections 9 and 14 shall remain in effect.

         SECTION 11. DEFAULT. If, on the Closing Date, any one or more Underwriters shall fail to purchase and pay for any of the Notes agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Notes set forth opposite their names in
Schedule I hereto bears to the aggregate principal amount of Notes set forth opposite the names of all the remaining Underwriters) the Notes which the defaulting Underwriter or Underwriters agreed but failed to purchase; PROVIDED, HOWEVER, that in the event that the aggregate principal amount of Notes which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Notes set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Notes, and if such non-defaulting Underwriters do not purchase all the Notes, this Agreement will terminate without liability to any non-defaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 11, the Closing Date shall be postponed for such period, not exceeding seven days, as you shall determine in order that the required changes in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company or any non-defaulting Underwriter for damages occasioned by its default hereunder.

         SECTION 12. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to you c/o NationsBanc Capital Markets, Inc., 100 North Tryon Street, Charlotte, North Carolina 28255; Attention:
Syndicate; notices to the Company shall be directed to it at Costilla Energy, Inc., 400 West Illinois, Suite 1000, Midland, Texas 79701, to the attention of the Secretary with copy to the President.

         SECTION 13. PARTIES. This Agreement shall inure to the benefit of and be binding upon the Company, the Underwriters, any controlling persons referred to herein and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and respective successors and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Notes from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

         SECTION 14. APPLICABLE LAW. This Agreement will be governed by and construed in accordance with the laws of the State of New York.

         SECTION 15. BUSINESS DAY. For purposes of this Agreement, "business day" means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in The City of New York, New York are authorized or obligated by law, executive order or regulation to close.

         SECTION 16. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original, but all such counterparts will together constitute one and the same instrument.

         If the foregoing is in accordance with your understanding of our agreement, please sign this Agreement and return a counterpart hereof to us, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters, the Subsidiary Guarantors and the Company in accordance with its terms.

                                    Very truly yours,

                                    COSTILLA ENERGY, INC.



                                    By:
                                       --------------------------------------
                                       Name:
                                       Title:

                                    [SUBSIDIARY GUARANTORS]



                                    By:
                                       --------------------------------------
                                       Name:
                                       Title:


Confirmed and Accepted, as of
the date first above written:

NATIONSBANC CAPITAL MARKETS, INC.
PRUDENTIAL SECURITIES INCORPORATED
Acting severally on behalf of
themselves and the several
Underwriters named herein.

By: NATIONSBANC CAPITAL MARKETS, INC.



By:
   --------------------------------------
   Name:
   Title:

[For themselves and the other
Underwriters named in Schedule I
to the foregoing Agreement]

                                    SCHEDULE I

                                                              PRINCIPAL AMOUNT
                                                                  OF NOTES
UNDERWRITER                                                    TO BE PURCHASED
- -----------                                                   ----------------
NationsBanc Capital Markets, Inc.. . . . . . . . . . . . . . .    $

Prudential Securities Incorporated . . . . . . . . . . . . . .
                                                                  ---------
                  Total. . . . . . . . . . . . . . . . . . . .    $
                                                                  ---------
                                                                  ---------